AMENDMENT TO
PARTICIPATION AGREEMENT
The Participation Agreement (the “Agreement”), dated as of July 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; Invesco Aim Distributors, Inc., a Delaware corporation; The Union Central Life Insurance Company, an Ohio life insurance company; and Ameritas Investment Corp. (formerly, Carillon Investments, Inc.), is hereby amended as follows:
     WHEREAS, effective August 1, 2006, all parties agree to add Ameritas Life Insurance Corp., a Nebraska life insurance company, as a party to the Agreement and any amendments thereof for its unregistered separate accounts and group variable annuity contracts offered to retirement plans;
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds is hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. is hereby deleted and replaced with Invesco Distributors, Inc.; and
     WHEREAS, effective July 1, 2010, all parties agree to add First Ameritas Life Insurance Corp. of New York, a New York life insurance company, as a party to the Agreement and any amendments thereof for its unregistered separate accounts and group variable annuity contracts offered to retirement plans.
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.
By:	/s/ John S. Cooper
	Name:	John S. Cooper
	Title:	President

THE UNION CENTRAL LIFE INSURANCE COMPANY
By:	/s/ Robert C. Barth
	Name:	Robert C. Barth
	Title:	Senior Vice President & Chief Financial Officer

AMERITAS INVESTMENT CORP. (FORMERLY, CARILLON INVESTMENTS, INC.)
By:	/s/ Robert C. Barth
	Name:	Robert C. Barth
	Title:	Senior Vice President & Chief Financial Officer

AMERITAS LIFE INSURANCE CORP.
By:	/s/ Cheryl L. Heilman
	Name:	Cheryl L. Heilman
	Title:	Senior Vice President & Chief Operating Officer

FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK

By:	/s/ Robert C. Barth
	Name:	Robert C. Barth
	Title:	Senior Vice President & Chief Financial Officer